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                                                                      EXHIBIT 23


                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     We consent to the use on the Form 10-K of Sterling Drilling Gas Fund 1982 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.


                                               Very truly yours,

                                               /s/ Ryder Scott Company, L.P.
                                               RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 26, 2002